NEWS
RELEASE

2011-02

FOR IMMEDIATE RELEASE
Contact: Kristine Boyd
713-688-9600 x135

FRONTIER OIL REINSTATES QUARTERLY DIVIDEND
AND DECLARES SPECIAL DIVIDEND

HOUSTON, TEXAS, February 22, 2011 – The Board of Directors of Frontier Oil Corporation (NYSE: FTO) declared a regular quarterly cash dividend on the Company’s common stock of $0.06 per share ($0.24 annualized).  In addition, the Board declared a special cash dividend on the Company’s common stock of $0.28 per share.  The cumulative $0.34 cash dividend is payable March 21, 2011 to shareholders of record as of the close of business on March 7, 2011.

Frontier operates a 135,000 barrel-per-day refinery located in El Dorado, Kansas, and a 52,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states.  Information about the Company may be found on its web site www.frontieroil.com.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger involving Frontier and Holly Corporation (“Holly”) will be submitted to Frontier’s shareholders for their consideration, and the issuance of Holly common stock in connection with the proposed merger will be submitted to Holly’s shareholders for their consideration.  Holly will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement/prospectus to be used by Frontier and Holly to solicit the required approval of their shareholders in connection with the proposed merger and will constitute a prospectus of Holly. Frontier and Holly may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF FRONTIER AND HOLLY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Frontier and Holly, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Frontier will be available free of charge on Frontier’s website at www.frontieroil.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Frontier’s Investor Relations Department at (713) 688-9600. Copies of the documents filed with the SEC by Holly will be available free of charge on Holly’s website at www.hollycorp.com under the tab “Investors” or by contacting Holly’s Investor Relations Department at (214) 871-3555.

Frontier, Holly and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Frontier and stockholders of Holder in connection with the proposed transaction. Information about the directors and executive officers of Frontier is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 22, 2010.  Information about the directors and executive officers of Holly is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 25, 2010.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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10000 Memorial Drive, Suite 600   Houston, Texas 77024-3411   (713) 688-9600   Fax (713) 688-0616